EXHIBIT 10.142

FIFTH AMENDMENT
TO THE
2000 EQUITY INCENTIVE
OF
COUNTRYWIDE FINANCIAL CORPORATION
(Amended and Restated Effective June 16, 2004)

WHEREAS, the Compensation Committee of the Board of Directors of Countrywide Financial Corporation (the “Company”) has determined that it is in the best interest of the Company to amend the Countrywide Financial Corporation 2000 Equity Incentive Plan, as amended and restated effective June 16, 2004 (the “2000 Plan”), to amend the definition of “Fair Market Value” to conform to certain revised rules of the Securities and Exchange Commission;

NOW THEREFORE, the 2000 Plan is amended effective as of January 1, 2007, in the following particulars:

1.             Section 2.2(a) is hereby deleted in its entirety and new Section 2.2(a) is inserted in its place as follows (with the revised language reflected below in italics):

“(a)         to prescribe, amend and rescind rules and regulations relating to this Plan (including but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or any Award Document (as defined below)) in the manner and to the extent it shall be deemed necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable and otherwise to make the Plan fully effective, and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “Fair Market Value” shall, on any date, mean the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422; and (ii) the term “Company” shall mean the Company and its Subsidiaries (as such term is defined in Code Section 424(f)) and affiliates, unless the context otherwise requires;”

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IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed by its duly authorized officer this 30th day of November, 2006.

Countrywide Financial Corporation

By:	/s/ Marshall M. Gates
Marshall Gates
Senior Managing Director,
Chief Administrative Officer